FORM ID, SECTION 13(d), SECTION 13(g) and SECTION 16
POWER OF ATTORNEY


MIGUEL S. GOLDGRUB, also known as
MICHAEL GOLD (the "Filing Person"),
does hereby constitute and appoint Morley
H. Beallor as the Filing Person's true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized, for the Filing
Person and in his name and on his behalf, to
(i) prepare, execute in his name and on his behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form
ID, including any necessary amendments
thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Filing Person to make electronic filings with the SEC; (ii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable the Filing Person to comply with Section 13(d) of the Securities
Exchange Act of 1934 (the "Exchange
Act"), Section 13(g) of the Exchange Act, or any rule or regulation of the SEC in respect thereof (collectively, "Sections 13(d) and
13(g)"); and (iii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable the Filing Person to comply with
Section 16 of the Exchange Act or any rule or regulation of the SEC in respect thereof (collectively, "Section 16").

The Filing Person does hereby ratify and confirm all acts the Filing Person's said attorneys shall do or cause to be done by virtue hereof, and does hereby acknowledge that the foregoing attorneys-in-fact, serving in such capacity at the Filing Person's request, are not assuming any of the Filing
Person's responsibilities to comply with
Sections 13(d) and 13(g), or Section 16, or any rules or regulations of the SEC in respect thereof.

This power of attorney shall remain in full force and effect until it is revoked by the Filing Person in a signed writing delivered to each such attorney-in-fact or the Filing
Person is no longer required to comply with Sections 13(d) and 13(g), or with Section
16, whichever occurs first.

WITNESS the execution hereof this 10th
day of May, 2012.




/s/  Miguel S. Goldgrub
Miguel S. Goldgrub, also known as Michael
Gold



Attested by:
/s/  Morley H. Beallor